Exhibit 4.34

                                 LETTER OF CREDIT

                          IRREVOCABLE LETTER OF CREDIT
                               NO. LCA12090300759NY

                                December 9, 2003

JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, NY 10004



                     Attention: Capital Markets Fiduciary Services

Dear Sir or Madam:

     We hereby establish, at the request and for the account of KeySpan Generation LLC (the "Company"), in your favor, as Trustee under the Indenture of Trust, dated as of December 1, 1997 (as amended from time to time, the "Indenture"), by and between New York State Energy Research and Development Authority (the "Issuer") and you, as Trustee, pursuant to which $24,880,000 in aggregate principal amount of the Issuer's Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1997 Series A (the "Bonds"), are issued, our Irrevocable Letter of Credit No. LCA12090300759NY, in the amount of $27,057,000 (subject to reduction and reinstatement as provided below).

     (1) Effective Date. This Letter of Credit shall become effective only upon surrender and cancellation of the letter of credit, dated December 11, 2000, issued by National Westminster Bank, Plc on behalf of the Company, pursuant to that certain Letter of Credit and Reimbursement Agreement dated as of December 1, 2000 between the Company and National Westminster Bank, Plc.

     (2) Cancellation Date. This Letter of Credit shall expire on the earliest to occur of (i) December 8, 2006 (the "Stated Termination Date"), (ii) the date upon which we honor a draft accompanying a written and completed certificate signed by you in substantially the form of Exhibit 2 attached hereto, and stating therein that such draft is the final draft to be drawn under this Letter of Credit and that, upon the honoring of such draft, this Letter of Credit will expire in accordance with its terms, (iii) the date upon which we receive a written certificate signed by you and stating therein that no Bonds are "outstanding" under the Indenture, (iv) the second business day (as hereinafter defined) following the effective date of the conversion of the Bonds to a "Fixed Rate" pursuant to Section 2.04 of the Indenture, (v) the 12th business day following your having received a notice from us that we are terminating this Letter of Credit and directing the Trustee to cause a mandatory tender and purchase of or to accelerate the Bonds pursuant to Section 2.05(j) or 10.01(f) or (g) of the Indenture and (vi) the date upon which we receive a written certificate signed by you and stating therein that an "Alternate Credit Facility" has been provided under the Indenture (such earliest date being the "Cancellation Date").

     As used herein, "business day" shall mean any day of the year on which banks located in The City of New York, New York, or in the city in which your principal corporate trust office is located (as specified above), or the principal corporate trust office designated to us in a certificate substantially in the form set forth in Exhibit 5 by any transferee who has succeeded you as Trustee under the Indenture, or in the city in which the office at which drafts may be presented hereunder, are not required or authorized by law to remain closed.

     (3) Principal and Interest Components. The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is $27,057,000, of which the aggregate amounts set forth below may be drawn as indicated.

          (i)  An  aggregate  amount  not  exceeding  $24,880,000   (Twenty-four
     million, eight hundred eighty thousand Dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of principal (whether upon scheduled or accelerated maturity, or upon redemption) of the Bonds or the portion of the purchase price of Bonds corresponding to principal (the "Principal Component").

          (ii) An aggregate amount not exceeding $2,177,000 (Two million, one hundred and seventy-seven thousand Dollars), as such amount may be reduced and restored as provided below, may be drawn in respect of payment of interest on the Bonds or the portion of the purchase price of Bonds corresponding to interest, but not more than an amount equal to accrued interest on the Bonds for the period of 210 days immediately preceding the date of such drawing at a maximum rate of 15% per annum, calculated on the basis of a year of 360 days (the "Interest Component").

     (4) Drawings. Funds under this Letter of Credit are available to you against (i) your draft dated on the date such draft is drawn on us, stating on its face: "Drawn under Irrevocable Letter of Credit No. LCA12090300759NY dated December 9, 2003", and (ii) the appropriate certificate specified below, duly executed by you and appropriately completed (it being understood that in order to draw under this Letter of Credit in respect of both principal and interest, the presentation of two certificates shall be required).

                                                     Exhibit Setting Forth Form
                                                     --------------------------
         Type of Drawing                               of Certificate Required
         ---------------                               -----------------------
Tender                             Drawing                      Exhibit 1
(as hereinafter defined)

Redemption/Mandatory                                            Exhibit 2
Purchase                           Drawing
(as hereinafter defined)

Drawing           in       respect       of                     Exhibit 3
interest payment on the Bonds

     Drafts and certificates hereunder shall be dated the date of presentation and shall be presented at our office located at The Royal Bank of Scotland plc, 101 Park Avenue, New York, NY 10178 Attention: Sheila Shaw, Commercial Loans (Telephone (212) 401-1406) (or at such other office as we may designate by written notice to you) in the following manner: If we receive telephonic notice of your draft(s) at such office, subsequently confirmed by (i) facsimile transmission of such draft(s) and your certificate(s) received by us at the following number: (212) 401-1494 (or at such other telephone number as we may designate by written notice to you) or (ii) by hand delivery of such draft(s) and your certificate(s) received by us at such office, in any case all in strict conformity with the terms and conditions of this Letter of Credit, at or before 4:00 p.m. (New York City time) on the business day immediately preceding the day of presentation, which day of presentation shall be the business day on which your draft(s) and certificate(s) are dated and which shall be on or before the Cancellation Date, then we will honor such draft(s) at or before 12:00 noon (New York City time) on the day of presentation to your order in accordance with your payment instructions; and draft(s) and certificate(s) so received following 4:00 p.m. (New York City time) will be so honored at or before 12:00 noon (New York City time) on the business day immediately following the day of presentation (notwithstanding that such day of presentation may have been the Cancellation
Date). If you request, by written notice to us delivered in a timely fashion, payment under this Letter of Credit will be made by wire transfer of Federal funds to an account with any bank that is a member of the Federal Reserve System, or by deposit of immediately available funds into a designated account maintained with us. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Company or the Issuer.

     (5) Reductions. The Principal Component and the Interest Component shall be reduced immediately following our honoring any draft drawn hereunder (i) to pay interest on the Bonds, or (ii) to pay principal of the Bonds or to pay the purchase price of Bonds that are (A) due upon maturity or as a result of acceleration or upon redemption of the Bonds in accordance with Section 2.17 of the Indenture or (B) subject to mandatory purchase by the Company pursuant to Sections 2.05(e) or 2.05(j) of the Indenture (any such drawing in respect of the circumstances referred to in this clause (ii) being a "Redemption/Mandatory Purchase Drawing"), or (iii) to pay the purchase price of Bonds that are (A) purchased pursuant to an election by the holders thereof pursuant to Sections 2.05(a) or 2.05(b) of the Indenture or (B) subject to mandatory tender pursuant to Sections 2.05(d) or 2.05(g) of the Indenture (any such drawing in respect of the circumstances referred to in this clause (iii) being a "Tender Drawing"), in each case by an amount equal to the respective component of the amount of such draft.

     (6) Reinstatement. On the 10th day following each drawing hereunder to pay interest on the Bonds, the amount so drawn shall be reinstated to the Interest Component, unless you shall have theretofore received written notice from us that we will not reinstate this Letter of Credit in the amount of such drawing because (i) we have not been reimbursed in full by the Company for the amount of such drawing, together with interest, if any, owing thereon pursuant to the Letter of Credit and Reimbursement Agreement, dated as of December 9, 2003 (the "Reimbursement Agreement"), between the Company and us, or (ii) an Event of Default under the Reimbursement Agreement has occurred and is then continuing;

provided, however, that we shall not be entitled to give any such notice pursuant to clause (6)(ii) above in the event that, pursuant to our direction, you shall be required to give notice of mandatory purchase of the Bonds in accordance with Section 2.05(j) of the Indenture; and provided further that in no event shall the Interest Component be reinstated to an amount in excess of 210 days' interest computed at the rate of 15% per annum, on the basis of a year of 360 days.

     Immediately upon our notice to you by hand delivery or facsimile transmission in the form set forth in Exhibit 4 hereto that (a) we have been reimbursed by or for the account of the Company in respect of any Tender Drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the amounts of which we notify you we have been reimbursed in respect of such Tender Drawing shall be reinstated to the Principal Component and the Interest Component, as specified in such notice, or
(b) we have received notice in the form set forth in Exhibit 6 hereto from you or from a person stating therein that he or she is a representative of the "Tender Agent" referred to in the Indenture that the Remarketing Agent referred to in the Indenture has found a purchaser to whom it can remarket Bonds in connection with a Tender Drawing the Principal Component and the Interest Component shall be reinstated automatically to the extent of the principal and interest components of the purchase price of such Bonds as specified in such notice. We agree that if we receive notice from you or from the Tender Agent as provided in clause (b), above, at or before 4:00 p.m. (New York City time) on the business day immediately preceding any day of presentation hereunder, we shall deliver to you our notice in the form set forth in Exhibit 4 hereto by hand delivery or facsimile at or before 12:00 noon (New York City time) on the day of honor.

     (7) Notices. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at The Royal Bank of Scotland plc, 101 Park Avenue, New York, NY 10178 Attention: Sheila Shaw, Commercial Loans, (Telephone (212) 401-1406) (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at the following number: (212) 401-1494 (or at such other telephone number as we may designate by written notice to you) specifically referring to the number of this Letter of Credit.

     (8) Transfer. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form set forth in Exhibit 5.

     (9) GOVERNING LAW, ETC. THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS"), THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN TO THE EXTENT THAT THEY ARE NOT INCONSISTENT WITH THE EXPRESS TERMS OF THIS LETTER OF CREDIT. AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a draft hereunder, or the provisions of any agreement or document pursuant to which such draft may be presented hereunder, such purpose or provisions shall be conclusively determined by reference to the certificate accompanying such draft; in furtherance of this sentence, whether any drawing is in respect of payment of regularly scheduled interest on the Bonds or of principal of or interest on the Bonds upon scheduled or accelerated maturity or is a Tender Drawing or a Redemption/Mandatory Purchase Drawing shall be conclusively determined by reference to the certificate accompanying such drawing.

                                                Very truly yours,

                                                THE ROYAL BANK OF SCOTLAND plc,



                                                by     /s/
                                                       ------------------
                                                       Authorized Officer

                                                by     /s/
                                                       ------------------
                                                       Authorized Officer

                                                                      EXHIBIT 1
                                                        TO THE LETTER OF CREDIT

                         Certificate for Tender Drawing
                            upon Bondholder Election
                            ------------------------


     The undersigned, a duly authorized officer of JPMorgan Chase Bank (the "Trustee"), hereby certifies as follows to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA12090300759NY (the "Letter of Credit") issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) The Trustee is making a Tender Drawing under the Letter of Credit in the amount of $ with respect to the purchase price of Bonds corresponding to principal of the Bonds delivered pursuant to an election by Bondholders pursuant to Sections 2.05(a) or 2.05(b) of the Indenture, or a mandatory tender pursuant to Sections 2.05(d) or 2.05(g) of the Indenture and the Bonds. Such Bonds are not registered in the name of the Company or the Bank and are not held or required to be held by the Trustee for the account of the Company or the Bank pursuant to the Indenture.

     (3) The amount of purchase price corresponding to principal of such Bonds and with respect to the payment of which the Trustee, pursuant to Section 2.05(h) of the Indenture, is to draw under the Letter of Credit, is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:


                Principal:        $

     (4) The amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of such Bonds has been computed in accordance with the terms and conditions of the Bonds and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate
as of the    day of        , 20 .

                                         JPMORGAN CHASE BANK, as Trustee,

                                         by:___________________
                                            Name:
                                            Title:

                                                                      EXHIBIT 2
                                                        TO THE LETTER OF CREDIT

                      Certificate for Redemption/Mandatory
                    Purchase Drawing in Respect of Payment of
                               Principal of Bonds
                      upon Redemption or Mandatory Purchase
                      -------------------------------------


     The undersigned, a duly authorized officer of JPMorgan Chase Bank (the "Trustee"), hereby certifies as follows to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA12090300759NY (the "Letter of Credit") issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) The Trustee is making a Redemption/Mandatory Purchase Drawing under the Letter of Credit with respect to [the payment of principal of the Bonds which amount is due pursuant to the Indenture upon maturity or as a result of acceleration or upon redemption of the Bonds in accordance with Section 2.17 of the Indenture]1 the purchase price of Bonds subject to mandatory purchase by the Company pursuant to Sections 2.05(e) or 2.05(j) of the Indenture.2 Such Bonds are not registered in the name of the Company or the Bank and are not held or required to be held by the Trustee for the account of the Company or the Bank pursuant to the Indenture.

     (3) The amount of principal of the Bonds which is due and payable and with respect to the payment of which the Trustee, pursuant to Section 6.03 of the Indenture, is to draw under the Letter of Credit is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

                         Principal:        $                     ]3

     [ (3) The amount of the purchase price corresponding to principal of the Bonds and with respect to the payment of which the Trustee, pursuant to Section 2.05(h) of the Indenture, is to draw under the Letter of Credit is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:


                         Principal:        $                     ]4

__________________________

1 To be used upon maturity, acceleration or an optional or mandatory redemption of the Bonds in whole or in part.

2 To be used upon a mandatory purchase of the Bonds pursuant to Sections 2.05(e) or 2.05(j) of the Indenture.

3 To be used upon maturity, acceleration or an optional or mandatory redemption of the Bonds in whole or in part.

4 To be used upon a mandatory purchase of the Bonds pursuant to Sections 2.05(e) or 2.05(j)of the Indenture.

     [ (4) The amount of the draft accompanying this Certificate being drawn in respect of payment of principal of the Bonds, as indicated in paragraph (3) above, does not exceed the Principal Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of payment of principal of the Bonds has been computed in accordance with the terms and conditions of the Bonds and the Indenture.]5

     [ (4) The amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3) above, does not exceed the Principal Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of the Bonds has been computed in accordance with the terms and conditions of the Bonds and the Indenture.]6

     [ (5) The draft accompanying this Certificate is the final draft to be drawn under the Letter of Credit in respect of principal of the Bonds and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]7

     [ (5) The draft accompanying this Certificate is the final draft to be drawn under the Letter of Credit in respect of the purchase price corresponding to principal of the Bond and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]8

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate
as of the   day of          , 20 .

JPMORGAN CHASE BANK, as Trustee,

         By
         Name:
         Title:


_____________________________

5 To be used upon maturity, acceleration or an optional or mandatory redemption of the Bonds in whole or in part.

6 To be used upon a mandatory purchase of the Bonds pursuant to sections 2.05(e) or 2.05(j) of the Indenture.

7 To be used upon maturity, acceleration or an optional or mandatory redemption, other than redemptions in part.

8 To be used in the case of mandatory purchases of the Bonds pursuant to Sections 2.05(e) or 2.05(j) of the Indenture.

                                                                      EXHIBIT 3
                                                        TO THE LETTER OF CREDIT

                      Certificate for Drawing in Respect of
                          Interest Payment on the Bonds
                          -----------------------------


     The undersigned, a duly authorized officer of JPMorgan Chase Bank (the "Trustee"), hereby certifies as follows to The Royal Bank of Scotland plc (the "Bank"), with reference to Irrevocable Letter of Credit No. LCA12090300759NY (the "Letter of Credit") issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) The  Trustee  is  making a drawing  under  the  Letter of Credit in the
amount of $       in respect of an interest  payment on the Bonds in  accordance with the Indenture. Such Bonds are not registered in the name of the Company or the Bank and are not held or required to be held by the Trustee for the account of the Company or the Bank pursuant to the Indenture.

     (3) The amount of the draft accompanying this Certificate being drawn in respect of payment of interest on the Bonds, as indicated in paragraph (2)
above, does not exceed the Interest Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of payment of interest on the Bonds has been computed in accordance with the terms and conditions of the Bonds and the Indenture.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate
as of the   day of          , 20 .

                                               JPMORGAN CHASE BANK, as Trustee,

                                               by

                                                   Name:
                                                   Title:

                                                                      EXHIBIT 4
                                                        TO THE LETTER OF CREDIT

                             Notice of Reinstatement
                             -----------------------


     The undersigned, a duly authorized officer of The Royal Bank of Scotland plc (the "Bank"), hereby gives the following notice to JPMorgan Chase Bank, as trustee (the "Trustee"), with reference to Irrevocable Letter of Credit No. LCA12090300759NY (the "Letter of Credit") issued by the Bank in favor of the Trustee. Terms defined in the "Letter of Credit and used but not defined herein have the meanings given them in the Letter of Credit.

     [ (1) 1. We have received the amount of $         today in reimbursement of
amounts paid under the Letter of Credit with respect to Tender Drawings relating to certain Bonds. The amount of principal of such Bonds covered by that reimbursement is as follows:

                         Principal:        $________                         ]9

     [(1) We have received notice from the Trustee or the Tender Agent that the Remarketing Agent has found a purchaser to whom it can remarket Bonds in connection with a Tender Drawing. The sum of (i) the principal amount of such Bonds, as communicated to us by the Trustee or the Tender Agent, and (ii) amounts, if any, heretofore reimbursed to us by or for the account of the Company on account of such principal is as follows:


                         Principal:        $________                        ]10

     (2) In accordance with the provisions of the Letter of Credit, the Principal Component has been reinstated to the extent of the respective amounts specified in paragraph (1) above.

     IN WITNESS  WHEREOF,  the Bank has executed and delivered this Notice as of
the   day of          20 .

THE ROYAL BANK OF SCOTLAND plc

         by:

         Name:
         Title:


______________________________

9    To be used in event of actual receipt of reimbursed amounts.

10 To be used in event of notification by the Trustee or the Tender Agent that the Remarketing Agent has found a prospective purchaser of Bonds.

                                                                      EXHIBIT 5
                                                        TO THE LETTER OF CREDIT

                            Instructions to Transfer
                            ------------------------


               Re:     Irrevocable Letter of Credit No.  LCA12090300759NY

(                         )

     The undersigned, as Trustee under the Indenture of Trust by and between New York State Energy Research and Development Authority (the "Issuer") and JPMorgan Chase Bank, dated as of December 1, 1997, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.

                              (Name of Transferee)

                                    (Address)

     Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

     Such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     IN WITNESS  WHEREOF,  the  undersigned  has  executed  and  delivered  this
Certificate as of the    day of           , 20 .

                  JPMORGAN CHASE BANK,
                  as Trustee,

                  by:

                  Title:

     The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit.

                                                [Name of Transferee]

                                          by:
                                              _________________________________
                                              Name:
                                              Title:

                        Address of Principal
                        Corporate Trust Office:
                        [insert address]

                                                                      EXHIBIT 6
                                                        TO THE LETTER OF CREDIT

                     Certificate of Trustee or Tender Agent
                         Regarding Remarketing of Bonds
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                    Re: Letter of Credit No. LCA12090300759NY

     The undersigned, a duly authorized officer of JPMorgan Chase Bank (the "Trustees") [or JPMorgan Chase Bank, as Tender Agent] hereby certifies to The Royal Bank of Scotland plc (the "Bank"), in connection with The Certificate for Tender Drawing upon Bondholder Election dated the date hereof. Terms used herein but not defined shall have the meaning in the referenced Letter of Credit.

     The Bank is hereby notified that the Trustee [or Tender Agent] has received oral notification from the Remarketing Agent that it has found a purchaser to whom the Remarketing Agent can remarket the Bonds in connection with the subject Tender Drawing for a purchase price sufficient, when added to amounts, if any, that the Bank has given the Trustee notice of that have been heretofore reimbursed to the Bank by or for the account of the Company in respect of the purchase price of such Bonds paid by the Bank as part of such Tender Drawing and interest, if any, owing thereon pursuant to the Reimbursement Agreement, to reimburse the Bank in full for such purchase price theretofore paid by it and such interest, if any and that the Remarketing Agent holds such proceeds for application as provided in Section 2.06(a) of the Indenture.

     If you have any questions, please do not hesitate to contact the undersigned.

                                 JPMORGAN CHASE BANK,
                                 as Trustee [or as Tender Agent]

                                 by

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Date:                                 Name:
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